UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
April 25, 2018

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1421 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced by First Mid-Illinois Bancshares, Inc. (the “Company”), effective as of the commencement of the 2018 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) on April 25, 2018, the Company’s Board of Directors (the “Board”) accepted William S. Rowland’s retirement from the Board, and the committees on which Mr. Rowland served, namely the audit committee and the compensation committee, and Mr. Rowland did not stand for re-election at the Annual Meeting because he reached the mandatory retirement age of 70 during his term expiring at the Annual Meeting. The Board’s mandatory retirement policy permits directors to serve for the full term in which they reach age 70.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 5.07 below, at the Annual Meeting held on April 25, 2018, the stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 18,000,000 to 30,000,000 (the “Amendment”). For more information on the Amendment proposal presented at the meeting, see the proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on March 16, 2018, the relevant portions of which are incorporated herein by reference. The Amendment was filed with the Secretary of State of the State of Delaware on April 26, 2018 and became effective immediately upon filing.  Also on April 26, 2018, following the filing of the Amendment, the Company filed a restatement of its Certificate of Incorporation consolidating all prior amendments to the Certificate of Incorporation including the Amendment (the “Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware, and the Restated Certificate of Incorporation became effective immediately upon filing.  Complete copies of the Amendment and the Restated Certificate of Incorporation are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on April 25, 2018, there were present in person and by proxy holders of 11,166,233 shares of the Company's common stock, par value $4.00 (the "Common Stock"), representing approximately 88% of the total votes eligible to be cast, constituting a majority and more than a quorum of the outstanding shares entitled to vote.

The matters considered and voted on by the Company's stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Proposal 1: Election of Directors. Two directors were elected as Class II directors at the Annual Meeting, each for a three year term. The number of votes cast for each of the two directors, as well as the number of votes withheld and broker non-votes, were as follows:

	Votes For	Votes Withheld	Broker Non-Votes

Holly A. Bailey	8,988,144	494,243	1,683,846
Joseph R. Dively	9,020,381	462,006	1,683,846

Proposal 2: Approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock. With respect to the approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 18,000,000 to 30,000,000, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Broker Non-Votes	Abstentions

10,966,853	173,737	—	25,643

Proposal 3: Approval of First Mid-Illinois Bancshares, Inc. Employee Stock Purchase Plan. With respect to the approval of the First Mid-Illinois Bancshares, Inc. Employee Stock Purchase Plan, the number of votes cast for and against, as well as the number of abstentions and broker non-votes, were as follows:

Votes For	Votes Against	Broker Non-Votes	Abstentions

9,152,285	239,794	1,683,846	90,308

Item 8.01.    Other Events.

Also at the Annual Meeting held on April 25, 2018, the Company announced its intention to change the name of First Mid-Illinois Bank & Trust, N.A. to First Mid Bank & Trust, N.A.  It is anticipated that this name change will occur later in 2018.

Item 9.01.     Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description
3.1	Amendment to Restated Certificate of Incorporation, dated April 26, 2018
3.2	Restated Certificate of Incorporation, dated April 26, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated: April 26, 2018

By:

Joseph R. Dively
Chairman and Chief Executive Officer